Exhibit 99.1

Press Release

For More Information, Call:

ELLEN M. SYKORA
INVESTOR RELATIONS	October 4, 2007
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REVISES THIRD

QUARTER 2007 GUIDANCE DUE TO SLOWER THAN ANTICIPATED

PRODUCT AND PROGRAM TRANSITIONS AND SOFTER DEMAND

ANGLETON, TX, OCTOBER 4, 2007 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, revised its guidance for the third quarter of 2007 due to slower than anticipated product and program transitions, as well as softer than projected marketplace demand.

Based on preliminary information, sales for the third quarter of 2007 are expected to be between $670 million and $680 million. During the quarter, we continued to see strong new program bookings and exceeded our anticipated levels of operating cash flows. Our position in the industry continues to be strong despite the current market condition. Diluted earnings per share for the third quarter, including a $6 million tax benefit, are expected to be between $0.29 and $0.35 on a GAAP basis.

Looking forward, we anticipate new bookings and new program ramps to provide measurable sequential growth for the fourth quarter.

These results are preliminary and therefore subject to the Company’s completion of its third quarter closing and review procedures. At this time, the Company is finalizing its financial results for the third quarter of 2007 and will report those results on October 25, 2007. A conference call hosted by Benchmark management will be held on October 25, 2007 at 10:00 am (Central time) to discuss the financial results of the Company and its current outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement that “[l]ooking forward, we anticipate new bookings and new program ramps to provide measurable growth for the fourth quarter”, and our sales and earnings per share guidance for the third quarter of 2007, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; Benchmark’s business and growth strategies, including expected internal growth and performance goals; and the anticipated effects of any developments or events on financial results. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2006, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 25 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

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